Exhibit 5.4

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

July 31, 2015

Deutsche Bank AG

Taunusanlage 12

60325 Frankfurt am Main

Germany

Ladies and Gentlemen:

Deutsche Bank Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany (the “Bank”), has filed with the Securities and Exchange Commission (the “Commission”) on the date hereof a registration statement on Form F-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), among other securities, an unspecified principal amount of (i) the Bank’s Global Notes, Series A (the “Notes”), to be issued from time to time under the Senior Indenture, dated as of November 22, 2006, as supplemented by the First Supplemental Senior Indenture, dated as of March 7, 2014, and the Second Supplemental Senior Indenture, dated as of January 1, 2015 (as it may be further amended or supplemented from time to time, the “Indenture”), among the Bank, Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, and (ii) the Bank’s equity-linked (including equity index-linked) warrants (the “Warrants”, together with the Notes, the “Securities”) to be issued from time to time pursuant to the Warrant Agreement, dated as of November 15, 2007, as amended by the First Amendment to the Warrant Agreement, dated as of January 1, 2015 (as it may be further amended or supplemented from time to time, the “Warrant Agreement”), among the Bank, as issuer, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, registrar and warrant agent (the “Warrant Agent”), in each case with such terms as are to be determined at the time of issue pursuant to the Indenture or the Warrant Agreement, as applicable. We act as counsel to you in connection with certain issuances of the Securities.

We have examined such corporate records, certificates and other documents relating to the Securities covered by the Registration Statement and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Based upon the foregoing, we advise you that, in our opinion, when the specific terms of a particular issuance of Securities have been duly authorized and established in accordance with the Indenture or the Warrant Agreement, as applicable, and such Securities have been duly executed, authenticated, issued and delivered in accordance with the Indenture or the Warrant Agreement, as applicable, and the applicable underwriting or other distribution agreement against payment therefor, such Securities

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

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will constitute valid and binding obligations of the Bank, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Bank’s Management Board shall have duly established the terms of such Security and duly authorized the issuance, execution and sale and delivery of such Security, in each case as a matter of German law, and such authorization shall not have been modified or rescinded; (ii) the Bank shall remain validly existing as a corporation in good standing under the laws of Federal Republic of Germany; (iii) the Registration Statement has become effective and the effectiveness of the Registration Statement shall not have been terminated or rescinded; (iv) the Indenture, the Warrant Agreement and the Securities have been duly authorized, executed and delivered by, and are each valid, binding and enforceable agreements of, each party thereto (other than as expressly covered above in respect of the Bank); (v) the execution and delivery by each such party to each document to which it is a party, and the performance by each such party of all of its obligations under each document to which it is a party (x) do not contravene, or constitute a default under, the articles or certificate of incorporation or bylaws or other constitutive documents of such party, (y) require no action by or in respect of, or filing with, any governmental body, agency or official and (z) do not and will not contravene, or constitute a default under, any provision of applicable law or regulation (other than any such law or regulation of the State of New York or the federal laws of the United States), or any agreement, judgment, injunction, order, decree or other instrument binding on any such party; and (vi) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Bank with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Bank, or any restriction imposed by any court or governmental body having jurisdiction over the Bank.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security payable in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is payable into United States dollars will depend on various factors, including which court renders the judgment. A state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is payable, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. In addition, we express no opinion as to any provision in the Indenture or the

July 31, 2015

Warrant Agreement that (i) subjects the Bank to any claim for deficiency resulting from a judgment being rendered in a currency other than the currency called for in the Indenture or the Warrant Agreement, as applicable, or (ii) purports to constitute a waiver by the Bank of any such right to pay any amount under the Indenture or the Warrant Agreement, as applicable, in a currency other than that in which such amount is expressed to be payable.

We express no opinion as to provisions in the Indenture or the Warrant Agreement which purport to constitute waivers of objections to venue, or claims that a particular jurisdiction is an inconvenient forum.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York as in effect on the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction or as of any other date. Insofar as the foregoing opinion and the opinions expressed in the paragraph quoted below involve matters governed by German law, we have relied, without independent inquiry or investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated July 31, 2015, filed as Exhibit A hereto.

We have relied as to certain factual matters on information obtained from public officials, officers of the Bank and other sources believed by us to be responsible, and we have assumed, without independent verification, that the signatures on all documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed by the Bank with the Commission on the date hereof and its incorporation by reference into the Registration Statement. In addition, if a prospectus supplement or pricing supplement relating to the offer and sale of any particular Note or Notes is prepared and filed by the Bank with the Commission on a future date and the prospectus supplement or pricing supplement contains our opinion and a reference to us substantially in the form set forth below, this consent shall apply to our opinion and the reference to us in substantially such form:

“In the opinion of Sidley Austin llp, as counsel to the Bank, when the notes offered by this prospectus supplement have been executed and issued by the Bank and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will be valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions

July 31, 2015

expressed above. This opinion is given as of the date hereof and is limited to the Federal laws of the United States and the laws of the State of New York as in effect on the date hereof. Insofar as this opinion involves matters governed by German law, Sidley Austin llp has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of July 31, 2015, filed as an exhibit to the letter of Sidley Austin llp, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of Sidley Austin llp dated July 31, 2015, which has been filed as Exhibit 5.4 to the Bank’s registration statement on Form F-3 filed with the Securities and Exchange Commission on July 31, 2015. [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes payable in a foreign currency or currency unit.]”

If a prospectus supplement or pricing supplement relating to the offer and sale of any particular Warrant or Warrants is prepared and filed by the Bank with the Commission on a future date and the prospectus supplement or pricing supplement contains our opinion and a reference to us substantially in the form set forth below, this consent shall apply to our opinion and the reference to us in substantially such form:

“In the opinion of Sidley Austin llp, as counsel to the Bank, when the warrants offered by this prospectus supplement have been executed and issued by the Bank and authenticated by the warrant agent pursuant to the warrant agreement, and delivered against payment as contemplated herein, such warrants will be valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Federal laws of the United States and the laws of the State of New York as in effect on the date hereof. Insofar as this opinion involves matters governed by German law, Sidley Austin

July 31, 2015

LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of July 31, 2015, filed as an exhibit to the letter of Sidley Austin llp, and this opinion, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the warrant agent’s authorization, execution and delivery of the warrant agreement and the genuineness of signatures and certain factual matters, all as stated in the letter of Sidley Austin llp dated July 31, 2015, which has been filed as Exhibit 5.4 to the Bank’s registration statement on Form F-3 filed with the Securities and Exchange Commission on July 31, 2015. [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of warrants payable in a foreign currency or currency unit.]”

In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sidley Austin LLP

EXHIBIT A

[Letterhead of Deutsche Bank AG]

Deutsche Bank Aktiengesellschaft

Taunusanlage 12

60325 Frankfurt am Main

Germany

Dated as of July 31, 2015

Deutsche Bank AG Global Notes, Series A and Warrants

Ladies and Gentlemen:

In our capacity as Counsel of Deutsche Bank Aktiengesellschaft (the “Bank”), we have advised the Bank as to matters of German law in connection with the proposed issuance, offering and sale by the Bank from time to time of (i) an unlimited amount of its senior, unsecured Global Notes, Series A (the “Notes”), to be issued under the senior indenture, dated as of November 22, 2006 (as supplemented by the First Supplemental Senior Indenture dated as of March 7, 2014 and the Second Supplemental Senior Indenture dated as of January 1, 2015, the “Indenture”), among the Bank, as issuer, Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, and (ii) an unlimited amount of its warrants (the “Warrants”), to be issued under the warrant agreement, dated as of November 15, 2007 (as supplemented by the First Amendment to the Warrant Agreement dated as of January 1, 2015, the “Warrant Agreement”), between the Bank, as issuer, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, registrar and warrant agent (the “Warrant Agent”), and in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of a Registration Statement on Form F-3 filed with the Commission on July 31, 2015 (No. 333-        ) (the “Registration Statement”) registering the offer and sale of the Notes, Warrants and other securities of the Bank. This opinion relates solely to matters of German law. The Indenture, the Notes, the Warrant Agreement and the Warrants are referred to herein as the “Transaction Documents.”

For the purpose of this opinion we have examined the following documents:

(a)	the Articles of Association (Satzung) of the Bank as currently in force;

(b)	a scanned copy of the executed Indenture;

(c)	a scanned copy of the executed Warrant Agreement;

(d)	a scanned copy of a power of attorney issued on behalf of the Bank by Anthony Di Iorio and Hugo Banziger, members of the Management Board (Vorstand) of the Bank at the time the power of attorney was issued, on November 21, 2006, a scanned copy of a power of attorney issued on behalf of the Bank by Anshuman Jain and Stefan Krause, members of the Management Board (Vorstand) of the Bank at the time the power of attorney was issued, on August 28, 2012, and a scanned copy of a power of attorney issued on behalf of the Bank by John Cryan and Marcus Schenck, members of the Management Board (Vorstand) of the Bank at the time the power of attorney was issued, on July 28, 2015 (the power of attorney issued on July 28, 2015, the “Power of Attorney”);

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(e)	a scanned copy of the Officer’s Certificate in connection with the Indenture and the Warrant Agreement;

(f)	a scanned copy of a letter dated July 31, 2015 from the Bank to, and accepted by, Deutsche Bank Americas Holding Corp., New York, appointing Deutsche Bank Americas Holding Corp. as agent for service of process in the United States for the Bank in connection with the Transaction Documents (the “Process Agent Letter”); and

(g)	such other documents as we have deemed necessary to enable us to give this opinion.

We have relied, as to matters of fact, on certificates of the responsible officers of the Bank and public officials. We have assumed that:

(i)	the Transaction Documents are within the capacity and power of and have been validly authorized, executed and delivered by the parties thereto other than the Bank and that there has been no breach of any of the terms thereof;

(ii)	the Transaction Documents are valid, binding and enforceable under the laws of New York (by which they are expressed to be governed), except that no such assumption is made as to the authorization, execution and delivery of any such agreement or instrument by the Bank;

(iii)	the Notes will have been offered and sold in accordance with the U.S. Note Distribution Agreement, dated July 31, 2015, between the Bank and Deutsche Bank Securities Inc. (“DBSI”) and the U.S. Note Distribution Agreement, dated July 31, 2015, between the Bank and Deutsche Bank Trust Company Americas (“DBTCA” and, together with DBSI, the “Agents”);

(iv)	the Warrants will have been offered and sold in accordance with the U.S. Warrant Distribution Agreement, dated July 31, 2015, between the Bank and DBSI and the U.S. Warrant Distribution Agreement, dated July 31, 2015, between the Bank and DBTCA;

(v)	the Indenture, the Warrant Agreement, the Power of Attorney and the Process Agent Letter have not subsequently been amended; and

(vi)	all signatures on all documents submitted to us are genuine and that copies of all documents submitted to us are complete and conform to the originals.

Based upon the foregoing we are of the opinion that:

(1)	the Bank is duly organized and validly existing as a stock corporation (Aktiengesellschaft) under the laws of the Federal Republic of Germany and has full power and authority to engage in banking business in the Federal Republic of Germany; the Bank is qualified, as far as the laws of the Federal Republic of Germany are concerned, to conduct the business in which it is engaged in each jurisdiction where it conducts business;

(2)	the Bank has corporate power and capacity to execute and deliver the Transaction Documents and to perform its obligations thereunder;

(3)	the execution and delivery of the Transaction Documents have been duly authorized by all necessary corporate action of the Bank;

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(4)	the Indenture has been validly executed on behalf of the Bank;

(5)	the Warrant Agreement has been validly executed on behalf of the Bank;

(6)	the forms of the Notes and the forms of the Warrants have been duly authorized and established by the Bank;

(7)	the terms of a particular issuance of Notes or Warrants will be, when established by an Issuer Order executed by two persons named as attorneys-in-fact of the Bank in the Power of Attorney, duly authorized by the Bank; and

(8)	when Notes or Warrants of a particular issuance have been executed by two persons named as attorneys-in-fact of the Bank in the Power of Attorney, they will have been validly executed on behalf of the Bank.

This opinion is subject to the following qualification:

(A)	We do not express an opinion as to any rights and obligations the Bank may have or appears to have under the Transaction Documents against itself.

We are furnishing this opinion solely for your benefit, except that Davis Polk & Wardwell LLP and Sidley Austin LLP may rely upon it, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written approval in each instance. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Markus Schrader	/s/ Mathias Otto
Markus Schrader	Mathias Otto
Senior Counsel	Deputy General Counsel
Deutsche Bank AG	Germany, Central & Eastern Europe
Deutsche Bank AG